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                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-92860 on Form S-8 of Borg-Warner Automotive, Inc. of our report dated June 26, 1996, appearing in this annual report on Form 11-K of the Borg-Warner Automotive Automatic Transmission Systems Corporation, Muncie Plant Local 287 Retirement Investment Plan for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP

Chicago, Illinois
June 26, 1996